SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                JANUARY 23, 2002

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                   Commission                IRS Employer
jurisdiction                     File Number               Identification
of incorporation                                           Number

Delaware                           1-3492                  No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600







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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

     The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

     On January 23, 2002 registrant issued a press release entitled "Halliburton Fourth Quarter 33 Cents EPS Caps Outstanding Year".

     The following summarizes that press release:

     Registrant announced 2001 fourth quarter net income from continuing operations of $141 million ($0.33 per diluted share) and $551 million ($1.28 per diluted share) for the full year. Total net income was $139 million ($0.32 per diluted share) for the 2001 fourth quarter. Discontinued operations for the 2001 fourth quarter included $2 million after-tax for asbestos-related expenses ($0.01 per diluted share). Revenues from continuing operations were $3.2 billion in the 2001 fourth quarter, essentially the same as a year ago. Operating income of $272 million for the quarter was up significantly over last year. Compared to the record 2001 third quarter, revenues and operating income decreased by $219 million and $70 million, respectively, due to softening petroleum industry conditions.


Item 7.  Financial Statements and Exhibits

     List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

     (c) Exhibits.

         Exhibit 20 - Press release dated January 23, 2002.









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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  HALLIBURTON COMPANY




Date:    January 24, 2002         By: /s/ Susan S. Keith
                                     ----------------------------------------
                                          Susan S. Keith
                                          Vice President and Secretary










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                                  EXHIBIT INDEX



Exhibit       Description

20            Press Release Dated January 23, 2002

              Incorporated by Reference










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